EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Specialty Care Network, Inc. 1996 Equity Compensation Plan and to the incorporation by reference therein of our report dated May 31, 1997, with respect to the financial statements of Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center included in Specialty Care Network, Inc.'s amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 1997.



                                              /s/ LONDON WITTE & COMPANY, P.A.
                                              ---------------------------------
                                              London Witte & Company, P.A.


Fort Lauderdale, Florida
September 26, 1997